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                                   BYLAWS OF

                           INTERNATIONAL LOGOS, INC.

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     1. Annual Meeting. The annual meeting of the shareholders shall be held at such time and place, either within or without this state, as may be designated from time to time by the Directors. Unless the time is otherwise specified by the Directors, said meeting shall be held on the second Tuesday in April of each year, or as close thereto as practicable.

     2. Special Meetings. Special meetings of the shareholders may be called by the President, a majority of the Board of Directors, or by the holders of not less then 25% of all the shares entitled to vote at such meeting. The place of said meetings shall be designated by the Directors.

     3. Notice of Shareholder Meetings. Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the President, Secretary, officer or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than 10 nor more than 50 days before the date of the meeting, and shall be deemed to be delivered with deposited in the United States mail addressed


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to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon pre-paid. The person giving such notice shall certify that the notice required by this paragraph has been given.

     4. Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transactions of business. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of this corporation's charter, these bylaws or by the laws of the State of Georgia, a larger or different vote is required, in which case such express provisions shall govern the decision of such question.

     5. Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof, unless otherwise provided in this proxy. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.


                                   ARTICLE II

                               BOARD OF DIRECTORS

     1. Qualification and Election. Directors need not be shareholders or residents of this state, but must be of legal age.


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They shall be elected by a plurality of the votes cast at the annual meetings or special meetings of the shareholders. Each Director shall hold office until the expiration of the term for which he is elected and thereafter, until his successor has been elected and qualified.

     2. Number. The number of Directors shall be three, who shall comprise the entire Board.

     3. Meetings. The annua1 meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders, at which time the officers of the corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the Chairman of the Board, President or any two Directors.

     4. Notice of Directors' Meetings. The annual and all regular Board meetings may be held within or without the State of Georgia, without notice and at such times as may be scheduled by the Board. Special meetings shall be held upon notice sent by any usual means of communication not less than two days before the meeting.

     5. Quorum and Vote. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the charter, these bylaws or by the laws of the State of Tennessee.


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     6. Indemnification of Directors. The corporation shall indemnify any and all persons who may serve or who have served at any time as Directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as Directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been Directors or officers or a Director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such Director or officer or former Director or officer or person shall be adjudged in any action, suit or proceeding to be guilty of willful misfeasance of malfeasance in the performance of his duty. Such indemnification shall be in addition to any rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or otherwise.

     7. Contracts with Interested Directors. No contract or other transaction between this corporation and any other corporation shall be affected by the fact that any Director of this corporation is interested in, or is a Director or officer of, such


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other corporation, and any Director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or corporation, shall be affected by the fact that any Director of this corporation is a party to, or is interested in, such contract, act or transaction, or is in any way connected with such person, firm or corporation and every person who may become a Director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

                                  ARTICLE III

                                    OFFICERS

     1. Number. The corporation shall have a President and a Secretary and a Treasurer and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     2. Election and Term. The officers shall be elected by the Board at its annual or special meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter, until his successor has been elected and qualified.

     3. Duties. All officers shall have such authority and perform such duties in the management of the corporation as are



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normally incident to their offices and as the Board of Directors may from time to time provide.

     4. Limitation of Power. The Board of Directors may from time to time set limits to the power of any officer to commit the corporation, especially concerning long term obligations, commercial policy, assortment of goods to be sold, investments taking stake in other enterprises and real estate.

                                   ARTICLE IV
                           RESIGNATIONS AND REMOVALS

     1. Resignations. Any officer or Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Treasurer. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

     2. Removal of Officers. Any officer or agent may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

     3. Removal of Directors. Any or all of the Directors may be removed either with or without cause by a proper vote of the holders of a majority of shares entitled to vote at an election of Directors.

                                    ARTICLE V

                                 CAPITAL STOCK

     1. Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the Board of


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Directors. Unless otherwise decided by the Board, such certificates shall be signed by the President and the Secretary of the corporation.

     2. Transfer of Shares. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

     3. Loss of Certificates. In the case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE VI

                               ACTION BY CONSENT

     Whenever the shareholders or Directors are required to permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon.

                                   ARTICLE VII

                              AMENDMENT OF BYLAWS

     These bylaws may be amended, added to or repealed only by a majority vote of the shares represented at any duly constituted shareholders' meeting, provided that a quorom is present.


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                                  CERTIFICATION

     I certify that these bylaws were adopted at the organizational meeting of the corporation held on the 27th day of March, 1989.


                                                  /s/ John D. Horne
                                                  ------------------------------
                                                  Incorporator


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